UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): June 11, 2002


                                  KFX INC.
           (Exact name of Registrant as specified in its charter)

             Delaware                    0-23634                 84-1079971
     --------------------------  ------------------------- ---------------------
 (State or other jurisdiction of  Commission File Number        IRS Employer
  incorporation or organization)                           Identification Number

        3300 East 1st Avenue, Suite 290 Denver,
                     Colorado, USA                          80206
     ---------------------------------------------- ----------------------
       (Address of principal executive offices)          (Zip Code)

                               (303) 293-2992
                               --------------
                      (Registrant's telephone number,
                            including area code)

                              not applicable_
                            - ----------------
       (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

As described in its press release dated June 18, 2002, KFx Inc. ("KFx" or the "Company") received notice from the Staff of the American Stock Exchange ("AMEX"), by letter dated June 11, 2002, that the AMEX has accepted the Company's plan to bring itself into compliance with the AMEX continued listing standards by September 30, 2002. The Company's plan was submitted to the AMEX, on April 22, 2002, in response to a request contained in a letter to KFx dated March 15, 2002, which informed KFx that the Company was not in compliance with the continued listing standard that requires the Company to have stockholders' equity of not less than $6 million. KFx will be subject to periodic review by the AMEX staff during the period ending September 30, 2002.

KFx management continues to work toward achieving the Company's plan that was submitted to the AMEX with the goal of meeting the continued listing standard requirement by September 30, 2002. Since the submission of the Company's plan, KFx has received $11 million through the private placement of the Company's common stock to a group of investors. This investor group has the option to invest an additional $9 million prior to July 31, 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

         Number            Description
         ------            -----------

              99.1         Press Release, dated June 18, 2002

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    June 19, 2002                   KFx Inc.
                                         (Registrant)
                                         By:
                                         /s/ Patrick S. Flaherty
                                         ---------------------------------------
                                         Patrick S. Flaherty
                                         Vice President-Finance and Chief
                                         Financial Officer

                               EXHIBIT INDEX


         Number            Description
         ------            -----------

              99.1         Press Release, dated June 18, 2002